EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Wireless Telecom Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 2012 relating to the consolidated financial statements, which report appears in the Wireless Telecom Group, Inc. Annual Report on Form 10K for the year ended December 31, 2011.

/s/PKF O’Connor Davies
A Division of O’Connor Davies, LLP
New York, New York
July 23, 2012

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